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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the NetAttach, Inc. 1999 Stock Option and Equity Incentive Plan of our report dated September 30, 1999 (except with respect to the matters referred to in Note 10, as to which the date is November 29, 1999) with respect to the financial statements of VA Linux Systems, Inc. for the year ended July 31, 1999 included in the prospectus filed with the Securities and Exchange Commission on December 9, 1999.



                                         /s/ Arthur Andersen LLP


San Jose, California
June 5, 2000